SciClone Reports Third Quarter 2006 Results

SAN MATEO, CA -- 10/31/2006 -- SciClone Pharmaceuticals, Inc. (NASDAQ: SCLN) today reported results for the third quarter ended September 30, 2006. For the third quarter 2006, revenues from the sale of ZADAXIN®, SciClone's lead product, increased by 18% to $8,270,000, compared with $7,016,000 for the third quarter 2005. For the nine months ended September 30, 2006, revenues totaled $23,969,000, an increase of 17% compared with $20,528,000 for the same period of 2005. This increase in product revenues for the third quarter and nine months ended September 30, 2006 is primarily attributable to our expanded marketing efforts in China, leading to an increase in the quantity of ZADAXIN sold to the China market, which accounts for over 90% of overall ZADAXIN sales. Contract revenue for the third quarter 2006 was $26,000, compared with $134,000 for the third quarter 2005. For the nine months ended September 30, 2006, contract revenue was $170,000 compared with $402,000 for the same period of 2005.

Net loss for the third quarter 2006 was $1,306,000, or $0.03 per share, compared with $3,089,000, or $0.07 per share, for the third quarter 2005. For the nine months ended September 30, 2006, net income was $2,230,000, or $0.05 per share, compared with net loss of $6,088,000, or $0.13 per share, for same period of 2005. Net income for the nine months ended September 30, 2006 included an $8,000,000 settlement received from Schering Plough KK (SPKK) during the second quarter 2006. Excluding this settlement, pro-forma net loss was $5,770,000, or $0.13 per share, for the nine months ended September 30, 2006.

SciClone's net results included expenses of $632,000 in the third quarter 2006 and $1,863,000 in the nine months ended September 30, 2006 relating to the expensing of stock options as now required under the new accounting regulation "Share-Based Payment" (FAS 123R).

"We presented our new global strategic vision last month, and we are actively working towards our goal of building a leading pharmaceutical business in China," commented Friedhelm Blobel, Ph.D., President and Chief Executive Officer of SciClone Pharmaceuticals, Inc. "As demonstrated again this quarter, we continue to grow our ZADAXIN sales in China through our successful sales and marketing organization. In the months ahead, we plan to expand our clinical and regulatory abilities and are intensifying our business development efforts to in-license product candidates for China. The regulatory filing to market DC Bead™ in China is on track to be submitted by the end of this year."

Dr. Blobel continued, "Additionally, our ongoing ZADAXIN and SCV-07 trials are proceeding as planned, with full response and preliminary survival data from our phase 2 ZADAXIN melanoma trial expected by the end of this year, as we pursue our other key goal of expanding our global product portfolio primarily for the U.S., Europe and China."

Research and development expenses for the third quarter 2006 were $3,167,000, a 25% decrease from $4,233,000 for the third quarter 2005. For the nine months ended September 30, 2006, research and development expenses were $10,897,000, a 3% decrease from $11,193,000 for the same period of 2005. These decreases are primarily attributable to lower expenses relating to the U.S. clinical development programs of ZADAXIN, partially offset by charges in the 2006 periods relating to the expensing of certain stock options as now required under FAS 123R.

Sales and marketing expenses for the third quarter 2006 were $3,011,000, a 13% increase from $2,668,000 for the third quarter of 2005. For the nine months ended September 30, 2006, sales and marketing expenses were $8,686,000, a 17% increase from $7,428,000 for the same period of 2005. These increases are largely due to the expensing of certain stock options as now required under FAS 123R and to increased conference expenses.

General and administrative expenses for the third quarter 2006 were $2,283,000, nearly flat with $2,273,000 for the third quarter 2005. For the nine months ended September 30, 2006, general and administrative expenses were $6,964,000, a 27% increase from $5,481,000 for the same period of 2005. The increase for the nine months ended September 30, 2006 from the comparable period of 2005 was attributable to increased consulting fees and personnel costs, and to the expensing of certain stock options as now required under FAS 123R.

Cash, cash equivalents and short-term investments totaled $42,073,000 at September 30, 2006, compared to $44,091,000 at June 30, 2006 and $49,524,000 at September 30, 2005.

Financial Guidance

For the fourth quarter 2006, SciClone expects an increase in product revenue compared with the third quarter 2006. As a result, SciClone expects to exceed its previous revenue guidance of $32,000,000 and post a slight net profit for the full year 2006. The Company is maintaining its guidance for research and development expenses of $14,600,000 for the full year 2006, and cash, cash equivalents and short-term investments of $38,000,000 at December 31, 2006.

In January 2006, the Company adopted Financial Accounting Standards Board Statement No.123 (revised 2004), "Share-Based Payment" (FAS 123R) requiring share-based payments to employees and directors, including grants of stock options, to be recognized in the statement of operations based on their fair values.

Expected Milestones

Over the course of the next 12 months, SciClone's objective is to achieve the following milestones as it executes its strategy:

Expected Milestone                                          Timing
Complete enrollment of phase 3 triple therapy
 ZADAXIN hepatitis C trial                                    4Q06
Report additional data from phase 2 ZADAXIN melanoma trial    4Q06
File regulatory documents for DC Bead in China                4Q06
Initiate trial for DC Bead in liver cancer                    1H07
In-license/acquire one additional new product in China        2007
Initiate phase 3 ZADAXIN melanoma clinical trial              2007
Recent Developments

--  In October, Hao Zhou, Ph.D. joined SciClone's business development team to support the Company's goal of building a leading pharmaceutical business in China by in-licensing additional products for its product portfolio.  Dr. Zhou comes to SciClone from New Leaf Ventures (formerly The
    Sprout Group), a venture capital firm, where he conducted scientific, clinical, financial and regulatory due diligence on a variety of companies.
    Previously, he worked as a scientist in drug discovery for Regeneron
    Pharmaceuticals, Inc.  Dr. Zhou earned a Ph.D. in Molecular Biology and
    Genetics from Johns Hopkins University, an MBA from The Wharton School and a B.A. in Life Sciences from Fudan University in Shanghai, China.

--  In September, SciClone and Sigma-Tau S.p.A reported interim data from an ongoing phase 2 malignant melanoma clinical trial.  Data from 463 of the total 485 patients in this 5-arm trial show that malignant melanoma patients treated with a combination of ZADAXIN and standard dacarbazine
    (DTIC) chemotherapy, either with or without interferon alpha, reported double the overall tumor response compared to the control group, which was treated with DTIC and interferon alpha.  All patients in the trial were diagnosed with stage IV malignant melanoma, the most advanced form of this cancer.  These data were presented at the joint Perspectives in Melanoma X and the Third International Melanoma Research Congress in Noordwijk, The
    Netherlands.  Additional results from this trial, including preliminary survival data for the first four arms of this trial, are expected prior to the end of 2006.

--  In September, SciClone reported phase 1 data indicating that SCV-07 taken orally was safe and led to circulating plasma concentrations similar to those obtained in previous phase 1 studies using a subcutaneous injection of SCV-07.  Importantly, SCV-07 taken orally resulted in only 10%
    plasma level variability between all volunteers in this study, demonstrating highly predictable plasma concentrations after oral dosing of this drug.
Conference Call

SciClone will host a conference call at 11:30 a.m. ET (8:30 a.m. PT) today, Tuesday, October 31, 2006. The call will contain forward-looking statements. Financial and statistical information to be discussed in the conference call will be posted on the investor relations section of SciClone's web site at www.sciclone.com prior to the commencement of the conference call.

DATE:           Tuesday, October 31, 2006

TIME:           11:30 a.m. ET (8:30 a.m. PT)

WEBCAST:        Live call and replay accessible at www.sciclone.com

LIVE CALL:      800-819-9193 (U.S./Canada)
                913-981-4911 (international)
About SciClone

SciClone Pharmaceuticals is a biopharmaceutical company engaged in the development of therapeutics to treat life-threatening diseases. SciClone's lead product ZADAXIN is currently being evaluated in late-stage clinical trials for the treatment of malignant melanoma and hepatitis C. ZADAXIN is approved for sale in select markets internationally, most notably in China where SciClone has an established sales and marketing operation. A key part of SciClone's strategy is to leverage its advantage in China by in-licensing or acquiring the marketing rights to other products, such as the DC Bead, to broaden its portfolio in this rapidly growing pharmaceutical market. SciClone's other drug development candidate is SCV-07, currently in early clinical development in the U.S. for the treatment of viral and other infectious diseases. For more information about SciClone, visit www.sciclone.com.

The information in this press release contains forward-looking statements including our expectations and beliefs regarding future sales and financial results for 2006, and progress and results of our clinical trials. Words such as "expects," "plans," "believe," "may," "will," "anticipated," "intended" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, goals, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors, including changes in demand for ZADAXIN or DC Bead, the progress or failure of clinical trials, our actual experience in executing on our objectives, the performance of our partners, maintenance of the sufficiency and eligibility of the enrolled patient population, unanticipated delays or additional expenses incurred during our clinical trials, our future cash requirements, delays in analyzing and synthesizing data obtained from clinical trials, future actions of our strategic partners, unexpected delays in preparation for enrollment, future actions by the U.S. Food and Drug Administration or equivalent regulatory authorities in Europe and, with respect to DC Bead, in China, and the fact that experimental data and clinical results derived from studies with a limited group of patients may not be predictive of the results of larger studies, as well as other risks and uncertainties described in SciClone's filings with the Securities and Exchange Commission.

                      SCICLONE PHARMACEUTICALS, INC.
                  CONSOLIDATED STATEMENTS OF OPERATIONS
                                (Unaudited)

                        Three months ended          Nine months ended
                          September 30,               September 30,
                        2006          2005          2006          2005
                    ============  ============  ============  ============

Product sales       $  8,270,000  $  7,016,000  $ 23,969,000  $ 20,528,000
Contract revenue          26,000       134,000       170,000       402,000
                    ------------  ------------  ------------  ------------

Total revenues         8,296,000     7,150,000    24,139,000    20,930,000
Cost of product
 sales                 1,616,000     1,337,000     4,555,000     3,500,000
                    ------------  ------------  ------------  ------------

Gross margin           6,680,000     5,813,000    19,584,000    17,430,000

Operating expenses:
  Research and
   development         3,167,000     4,233,000    10,897,000    11,193,000
  Sales and
   marketing           3,011,000     2,668,000     8,686,000     7,428,000
  General and
   administrative      2,283,000     2,273,000     6,964,000     5,481,000
                    ------------  ------------  ------------  ------------
Total operating
 expenses              8,461,000     9,174,000    26,547,000    24,102,000
                    ------------  ------------  ------------  ------------

Loss from
 operations           (1,781,000)   (3,361,000)   (6,963,000)   (6,672,000)

Interest and
 investment income       492,000       368,000     1,290,000       887,000
Interest and
 investment expense       (9,000)      (90,000)      (72,000)     (271,000)
Other income
 (expense), net (1)       (8,000)       (6,000)    7,975,000       (32,000)
                    ------------  ------------  ------------  ------------

Net income (loss)   $ (1,306,000) $ (3,089,000) $  2,230,000  $ (6,088,000)
                    ============  ============  ============  ============

Earnings per share:
  Basic net income
   (loss) per share $      (0.03) $      (0.07) $       0.05  $      (0.13)
                    ============  ============  ============  ============
  Diluted net
   income (loss)
   per share        $      (0.03) $      (0.07) $       0.05  $      (0.13)
                    ============  ============  ============  ============

Weighted average
 shares used in
 computing:
  Basic net income
   (loss) per
   share              45,899,874    45,725,431    45,897,162    45,146,287
                    ============  ============  ============  ============
  Diluted net
   income (loss)
   per share          45,899,874    45,725,431    46,057,217    45,146,287
                    ============  ============  ============  ============

(1) For the nine-month period ended September 30, 2006, other income included $8,000,000 from the settlement of a clinical trial dispute

                      SCICLONE PHARMACEUTICALS, INC.
                        CONSOLIDATED BALANCE SHEETS

                                  ASSETS

                                              September 30,  December 31,
                                                  2006           2005
                                              =============  =============
                                              (unaudited)
Current assets:
  Cash and cash equivalents                   $  25,357,000  $  25,845,000
  Restricted short-term investments                 696,000        692,000
  Other short-term investments                   16,020,000     15,719,000
  Accounts receivable, net of allowance of
   $50,000 in 2006 and $82,000 in 2005           13,641,000      9,701,000
  Inventories                                     3,016,000      3,272,000
  Prepaid expenses and other current assets       1,356,000      1,890,000
                                              -------------  -------------
Total current assets                             60,086,000     57,119,000
Property and equipment, net                         333,000        380,000
Intangible assets, net                              420,000        472,000
Other assets                                      1,541,000      1,544,000
                                              -------------  -------------
Total assets                                  $  62,380,000  $  59,515,000
                                              =============  =============

                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                            $   1,272,000  $     626,000
  Accrued compensation and employee benefits      1,420,000      1,960,000
  Accrued professional fees                       1,058,000        642,000
  Other accrued expenses                          1,636,000      1,687,000
  Accrued clinical trials expense                 1,624,000      1,658,000
  Deferred revenue                                   34,000        211,000
  Convertible notes payable                               -      1,600,000
                                              -------------  -------------
Total current liabilities                         7,044,000      8,384,000
Other long-term liabilities                          39,000         68,000
Commitments and contingencies
Stockholders' equity:
  Preferred stock; $0.001 par value;
   10,000,000 shares authorized; no shares
   outstanding in 2006 and 2005                           -              -
  Common stock; $0.001 par value; 75,000,000
   shares authorized; 45,899,874 and
   45,877,420 shares issued and
   outstanding in 2006 and 2005,
   respectively                                      46,000         46,000
  Additional paid-in capital                    212,234,000    210,245,000
  Accumulated other comprehensive income             68,000         53,000
  Accumulated deficit                          (157,051,000)  (159,281,000)
                                              -------------  -------------
Total stockholders' equity                       55,297,000     51,063,000
                                              -------------  -------------
Total liabilities and stockholders' equity    $  62,380,000  $  59,515,000
                                              =============  =============

                      SCICLONE PHARMACEUTICALS, INC.
                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (Unaudited)

                                                    Nine months ended
                                                      September 30,
                                                    2006          2005
                                                ============  ============

Operating activities:
Net income (loss)                               $  2,230,000  $ (6,088,000)
Adjustments to reconcile net loss
 to net cash used in operating activities:
  Non cash expense related to employee stock
   options                                         1,864,000       472,000
  Depreciation and amortization                      173,000       166,000
  Changes in operating assets and liabilities:
    Accounts receivable                           (3,940,000)            -
    Inventories                                      338,000       704,000
    Prepaid expenses and other assets                529,000       474,000
    Accounts payable and other accrued expenses      596,000       (76,000)
    Accrued compensation and employee benefits      (540,000)     (814,000)
    Accrued clinical trials expenses                 (34,000)      657,000
    Accrued professional fees                        416,000        65,000
    Long-term liabilities                            (29,000)            -
    Deferred revenue                                (177,000)     (402,000)
                                                ------------  ------------
Net cash provided by (used in) operating
 activities                                        1,426,000    (4,842,000)
                                                ------------  ------------

Investing activities:
  Purchases of property and equipment                (68,000)      (73,000)
  Purchases of short-term investments               (290,000)   (3,173,000)
                                                ------------  ------------
Net cash used in investing activities               (358,000)   (3,246,000)
                                                ------------  ------------

Financing activities:
  Proceeds from issuances of common stock,
   net of financing costs                            44,000      3,125,000
  Repayment of notes payable                      (1,600,000)            -
                                                ------------  ------------
Net cash (used in) provided by financing
 activities                                       (1,556,000)    3,125,000
                                                ------------  ------------

Net decrease in cash and cash equivalents           (488,000)   (4,963,000)
Cash and cash equivalents, beginning of period    25,845,000    41,204,000
                                                ------------  ------------
Cash and cash equivalents, end of period        $ 25,357,000  $ 36,241,000
                                                ============  ============

Corporate Contact
Richard Waldron
Chief Financial Officer
SciClone Pharmaceuticals, Inc.
650-358-3437